Exhibit 99.1

ACTIVCARD Reports 13% Year over Year Increase in 3rd Quarter Revenue

FREMONT, Calif., November 11, 2004 – ActivCard Corp. (Nasdaq: ACTI), a leading global provider of strong authentication and trusted digital identity solutions for secure remote access, single sign-on and enterprise access cards, today reported financial results for the quarter and nine month transition period ended September 30, 2004.

As previously announced, ActivCard has changed its fiscal year end to September 30 from December 31. The year end results are for the nine month transition period ended September 30. As previously disclosed, effective May 27, 2004, ActivCard began consolidating the results of Aspace Solutions Ltd.

GAAP Results – Including Aspace Solutions Ltd.

Revenue for the September 2004 quarter was $10.1 million compared to $9.0 million for the comparable quarter of the prior year, an increase of 13%. Revenue grew by 7% during the September 2004 quarter compared to $9.5 million for the quarter ended June 2004. Net loss for the September 2004 quarter was $8.0 million, or $0.19 per basic and diluted share, compared to $5.6 million, or $0.14 per basic and diluted share, for the comparable period in the prior year. Net loss for the September 2004 quarter included a charge of $820,000 related to the 2004 restructuring. Net loss for the June 2004 quarter was $10.1 million, or $0.24 per basic and diluted share.

Revenue for the nine month transition period ended September 2004 was $26.9 million compared to $31.5 million for the nine months ended September 2003. Net loss for the nine month transition period ended September 2004 was $27.1 million, or $0.64 per basic and diluted share, compared to $20.4 million, or $0.50 per basic and diluted share, for the nine months ended September 2003. The 2004 loss includes $3.5 million related to the 2004 restructuring and $2.4 million related to the equity loss for Aspace Solutions Ltd. prior to the consolidation as of May 27, 2004.

Non-GAAP Results – Excluding Aspace Solutions Ltd.

Excluding Aspace Solutions Ltd., revenue for the September 2004 quarter was $10.1 million compared to $9.0 million for the comparable quarter of the prior year. Net loss for the September 2004 quarter was $5.9 million, or $0.14 per basic and diluted share, compared to $4.8 million, or $0.12 per basic and diluted share, for the comparable period in the prior year. Net loss for the June 2004 quarter was $8.3 million, or $0.20 per basic and diluted share. Net loss for Aspace for the quarter ended September 30, 2004 was $2.1 million.

Excluding Aspace, revenue for the nine month transition period September 2004 was $26.9 million compared to $31.5 million for the nine months ended September 2003. Net loss for nine month transition period ended September 2004 was $21.7 million, or $0.51 per basic and diluted share, compared to $19.6 million, or $0.48 per basic and diluted share, in the comparable period in the prior year. Net loss for Aspace for the period May 27, 2004 to September 30, 2004 was $3.0 million.

The non-GAAP information is not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Management believes that the non-GAAP information will provide shareholders with useful data about the Company’s performance and provide a more consistent basis for quarter-to-quarter comparison of the Company’s operating results. Set forth below in the financial tables are the Company’s non-GAAP results of operations including a reconciliation to our GAAP results of operations, net loss and net loss per share.

September Quarter Financial Highlights

•	Increase in gross margin from 56% in the June quarter to 62% in the September quarter

•	Decline of $0.05 in basic and diluted loss per share from the June to the September quarter

•	Increase in cash and short-term investments by $2.0 million to $214.1 million from the June to the September quarter

•	Decrease in days sales outstanding (DSO) to 47 days for the September quarter

•	Increase in deferred revenue to $10.6 million at the end of September quarter

•	Provided Aspace $1.2 million in funding during the September quarter

“We are encouraged with our third consecutive quarter of revenue growth,” said Ben C. Barnes, ActivCard Chief Executive Officer. “The Company’s continued improvement in sales execution and partner network expansion, coupled with the increase in gross margin has resulted in a 21% decline in net loss from the previous quarter. The products and solutions ActivCard provides are gaining wider acceptance in both the government and general enterprise markets,” Mr. Barnes continued.

September Quarter Business Highlights

•	During the September quarter ActivCard gained 143 new customers and added 34 value-added-resellers.

•	IBM in collaboration with ActivCard, Bioscrypt, ImageWare and VeriSign designed the first complete and scalable, physical and logical access solution. This breakthrough solution is on display at IBM’s Institute for Electronic Government in Washington, D.C. ActivCard has already received an order for 2000 licenses from Emory Health Care as a result of its expanding relationship with IBM.

Outlook

ActivCard anticipates revenue for the first quarter of fiscal 2005 ending December 31, 2004, to be in the range of $10.0 to $11.0 million.

Annual Meeting

ActivCard will hold its annual meeting of stockholders on Monday, February 7, 2005 at 10 a.m., local time, at the Company’s offices located at 6623 Dumbarton Circle, Fremont, California.

Conference Call

ActivCard will hold a conference call at 2 p.m. Pacific Standard Time today, Thursday, November 11, 2004, to discuss September 2004 quarter results. To access the call dial 877-292-2820 domestically or 706-679-4390 for international callers, referencing “ActivCard Fiscal Year End Financial Results.” A live web cast of the conference call will also be available on the investor relations section of the Company’s website at www.activcard.com. A replay of the web cast will be available approximately two hours after the conclusion of the call. An audio replay of the conference call will also be made available approximately one hour after the conclusion of the call. The audio replay will remain available until December 3, 2004 at 9 p.m. Pacific Standard Time and can be accessed by dialing 800-642-1687 or 706-645-9291 and entering pass code 1628829.

About ActivCard

ActivCard is a global provider of strong authentication and trusted digital identity solutions for secure remote access, single sign-on, and enterprise access cards. ActivCard’s scalable systems and strong authentication solutions are deployed by organizations, from enterprises to governments, around the world. ActivCard provides organizations with industry-specific solutions offering increased security, reduced cost, and user convenience. The modular product design allows customers to add capabilities as required, preserving their investment. Headquartered in Fremont, California, ActivCard has sales and service centers in more than seven countries. For more information, visit www.activcard.com.

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks identified in our periodic filings with the United States Securities and Exchange Commission (SEC), including, but not limited to, those appearing under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and in our Quarterly Reports on Form 10-Q. Copies of these filings are available from ActivCard and on the SEC’s website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ActivCard disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ActivCard is a registered trademark and Return on Identity is a trademark of ActivCard in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

IR Contacts

Ragu Bhargava	Erica Mannion
ActivCard Corp.	Sapphire Investor Relations
510-574-0100	415-399-9345
sasche@activcard.com	erica@sapphireinvestorrelations.com

ActivCard Corp.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2004	December 31, 2003
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$21,713	$33,599
Short-term investments	192,350	196,424
Accounts receivable, net	5,325	3,364
Inventories	1,996	2,744
Prepaid and other current assets	2,450	2,165

Total current assets	223,834	238,296

Property and equipment, net	3,989	4,498
Restricted investments	644	551
Investment in Aspace Solutions Ltd.	—	5,816
Other intangible assets, net	2,286	1,825
Other long-term assets	800	793
Goodwill	19,462	15,322

Total assets	$251,015	$267,101

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,324	$1,412
Short-term borrowings	1,605	—
Accrued compensation and related benefits	7,262	6,261
Current portion of accrual for restructuring, business realignment, and severance benefits	1,262	892
Accrued and other current liabilities	2,990	3,654
Current portion of deferred revenue	6,962	2,796

Total current liabilities	22,405	15,015

Deferred revenue, net of current portion	3,677	79
Accrual for restructuring, business realignment, and severance benefits, net of current portion	3,605	3,859
Long-term deferred rent	1,109	1,056

Total liabilities	30,796	20,009

Minority interest	1,392	1,513

Shareholders’ equity:
Common stock	399,814	398,004
Deferred employee stock-based compensation	(639)	(211)
Accumulated deficit	(166,509)	(139,398)
Accumulated other comprehensive loss	(13,839)	(12,816)

Total shareholders’ equity	218,827	245,579

Total liabilities and shareholders’ equity	$251,015	$267,101

ActivCard Corp.

Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenue:
Hardware	$3,971	$3,814	$11,733	$13,829
Software	4,062	3,507	10,103	13,140
Maintenance and support	2,083	1,629	5,074	4,570

Total revenue	10,116	8,950	26,910	31,539

Cost of revenue:
Hardware	2,289	1,885	6,585	9,394
Software	944	849	2,717	6,670
Maintenance and support	576	288	1,684	925

Total cost of revenue	3,809	3,022	10,986	16,989

Gross profit	6,307	5,928	15,924	14,550

Operating expenses:
Sales and marketing	7,357	5,130	20,591	15,382
Research and development	4,653	4,692	12,896	13,801
General and administration	2,554	1,625	6,193	4,712
Restructuring, business realignment, and severance benefits	820	1	3,529	1,293
Amortization of other intangible assets	224	113	492	416
In-process research and development	—	306	383	306
Write-down of acquired intangible assets	45	—	45	758
Re-incorporation expenses	—	1	—	1,067

Total operating expenses	15,653	11,868	44,129	37,735

Loss from operations	(9,346)	(5,940)	(28,205)	(23,185)

Other income (expenses):
Interest income, net	1,048	870	3,022	3,241
Equity in net loss of Aspace Solutions Ltd.	—	(855)	(2,431)	(855)
Other income (expenses), net	301	23	140	(147)

Total other income (expenses), net	1,349	38	731	2,239

Loss from operations before income tax provision, minority interest, and other investors’ interest in Aspace Solutions Ltd.	(7,997)	(5,902)	(27,474)	(20,946)
Income tax provision	(6)	(1)	(44)	(84)
Minority interest	31	100	115	699
Other investors’ interest in Aspace Solutions Ltd.		—	292	—

Loss from continuing operations	(7,972)	(5,803)	(27,111)	(20,331)
Loss from discontinued operations	—	158	—	(70)

Net loss	$(7,972)	$(5,645)	$(27,111)	$(20,401)

Basic and diluted loss per share:

From continuing operations	$(0.19)	$(0.14)	$(0.64)	$(0.50)
From discontinued operations	—	—	—	—

Net loss per share	$(0.19)	$(0.14)	$(0.64)	$(0.50)

Shares used to compute basic and diluted loss per share	42,359	41,686	42,251	40,789

ActivCard Corp.

Condensed Consolidated Statement of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Loss from continuing operations	$(27,111)	$(20,331)
Adjustments to reconcile loss from continuing operations to net cash used by operating activities:
Depreciation and amortization	1,931	2,368
Equity in net loss of Aspace Solutions Ltd.	2,431	855
Amortization of acquired intangible assets	492	416
In-process research and development	383	306
Warrant issued in lieu of compensation	242	—
Amortization of employee stock-based compensation	207	757
Loss (gain) on disposal of property and equipment	151	(10)
Write-down of acquired intangible assets	45	758
Other investors’ interest in Aspace Solutions Limited	(292)	—
Minority interest	(115)	(698)
Write-down of property and equipment	—	1,684
Changes in:
Accounts receivable	(2,012)	3,859
Inventories	616	1,182
Prepaid and other current assets	100	814
Accounts payable	727	(830)
Accrued compensation and related benefits	149	17
Accrual for restructuring, business realignment, and severance benefits	100	(20)
Accrued and other current liabilities	(785)	—
Deferred revenue	7,857	(1,038)
Deferred rent	82	128

Net cash used in continuing operations	(14,802)	(9,783)
Net cash used in discontinued operations	—	(106)

Net cash used in operating activities	(14,802)	(9,889)

Cash flows from investing activities:
Purchases of property and equipment	(1,042)	(966)
Purchases of short-term investments	(121,350)	(208,557)
Proceeds from sales and maturities of short-term investments	124,353	142,598
Investment in Aspace Solutions, Ltd.	(458)	(6,033)
Acquisition of ActivCard S.A. minority interest	—	(395)
Other long-term assets	(10)	12

Net cash used in investing activities	1,493	(73,341)

Cash flows from financing activities:
Proceeds from sale of common stock	1,170	3,506
Net increase in short-term borrowings	675	—
Repayment of long-term debt	—	(17)

Net cash provided by financing activities	1,845	3,489

Effect of exchange rate changes on cash	(422)	962

Net increase (decrease) in cash and cash equivalents	(11,886)	(78,779)
Cash and cash equivalents, beginning of period	33,599	158,880

Cash and cash equivalents, end of period	$21,713	$80,101

The following presents ActivCard’s quarter and nine month transition period ended September 30, 2004 and 2003 condensed consolidated results of operations with and without the results of operations of Aspace Solutions Ltd.

ActivCard Corp.

Non-GAAP Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30, 2004			Nine Months Ended September 30, 2004
	GAAP Information	Aspace	Non-GAAP Information	GAAP Information	Aspace	Non-GAAP Information
Revenue:
Hardware	$3,971	$—	$3,971	$11,733	$—	$11,733
Software	4,062	53	4,009	10,103	53	10,050
Maintenance and support	2,083	3	2,080	5,074	6	5,068

Total revenue	10,116	56	10,060	26,910	59	26,851

Cost of revenue:
Hardware	2,289	—	2,289	6,585	—	6,585
Software	944	—	944	2,717	—	2,717
Maintenance and support	576	—	576	1,684	—	1,684

Total cost of revenue	3,809	—	3,809	10,986	—	10,986

Gross profit	6,307	56	6,251	15,924	59	15,865

Operating expenses:
Sales and marketing	7,357	318	7,039	20,591	439	20,152
Research and development	4,653	1,279	3,374	12,896	1,738	11,158
General and administration	2,554	403	2,151	6,193	557	5,636
Restructuring, business realignment, and severance benefits	820	—	820	3,529	—	3,529
Amortization of other intangible assets	224	112	112	492	154	338
In-process research and development	—	—	—	383	383	—
Write-down of acquired intangible assets	45	—	45	45	—	45

Total operating expenses	15,653	2,112	13,541	44,129	3,271	40,858

Loss from operations	(9,346)	(2,056)	(7,290)	(28,205)	(3,212)	(24,993)

Other income (expenses):
Interest income (expense), net	1,048	(63)	1,111	3,022	(106)	3,128
Equity in net loss of Aspace Solutions Ltd.	—	—	—	(2,431)	(2,431)	—
Other income (expenses), net	301	48	253	140	41	99

Total other income (expenses), net	1,349	(15)	1,364	731	(2,496)	3,227

Loss from operations before income tax provision, minority interest, and other investors’ interest in Aspace Solutions Ltd.	(7,997)	(2,071)	(5,926)	(27,474)	(5,708)	(21,766)
Income tax provision	(6)	—	(6)	(44)	—	(44)
Minority interest	31	—	31	115	—	115
Other investors’ interest in Aspace Solutions Ltd.	—	—	—	292	292	—

Net loss	$(7,972)	$(2,071)	$(5,901)	$(27,111)	$(5,416)	$(21,695)

Basic and diluted net loss per share	$(0.19)	$(0.05)	$(0.14)	$(0.64)	$(0.13)	$(0.51)

Shares used to compute basic and diluted net loss per share	42,359	42,359	42,359	42,251	42,251	42,251

	Three Months Ended September 30, 2003			Nine Months Ended September 30, 2003
	GAAP Information	Aspace*	Non-GAAP Information	GAAP Information	Aspace*	Non-GAAP Information
Net loss	$(5,645)	$(855)	$(4,790)	$(20,401)	$(855)	$(19,546)

Basic and diluted loss per share	$(0.14)	$(0.02)	$(0.12)	$(0.50)	$(0.02)	$(0.48)

Shares used to compute basic and diluted loss per share	41,686	41,686	41,686	40,789	40,789	40,789

*	Represents equity in net loss of Aspace Solutions Ltd. recorded during the period.